Exhibit 10.1

THIS NOTE AND THE SECURITIES ISSUABLE UPON ITS CONVERSION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE. THIS NOTE AND THE SECURITIES ISSUABLE UPON ITS CONVERSION MAY NOT BE OFFERED, SOLD, PLEDGED, OR OTHERWISE TRANSFERRED EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION FROM REGISTRATION. THE ISSUER OF THIS NOTE MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT.

CONVERTIBLE PROMISSORY NOTE

USD $2,000,000	Issue Date: March 30, 2026

For value received, Apollomics, Inc., a Cayman Islands exempted company (the “Company”) hereby unconditionally promises to pay to Hung-Wen Chen (the “Holder”) the principal sum of USD$2,000,000 (the “Principal Amount”), together with any interest thereon from the date of issuance of this convertible promissory note (this “Note”), on the date that is eighteen (18) months after the Issue Date (the “Maturity Date”), unless otherwise converted into equity securities of the Company pursuant to Section 3 herein.

1. PAYMENT.

1.1 Payment. All payments will be made in lawful money of the United States of America at the principal office of the Company, or at such other place as the Holder may from time to time designate in writing to the Company. Prepayment of principal, together with accrued interest, may not be made without the written consent of the Holder, except in the event of a Corporate Transaction Conversion, as defined below.

1.2 Interest Rate. This Note shall bear no interest (0% per annum).

1.3 Security. This Note is a general unsecured obligation of the Company.

1.4 Funding of the Note. The purchase price for this Note is an amount equal to the Principal Amount stated herein. The Holder shall deliver such purchase price to the Company via wire transfer of immediately available funds to a bank account designated by the Company concurrently with the execution and delivery of this Note. The Company’s execution of this Note constitutes its acknowledgment of the receipt of such funds or the irrevocable commitment of the Holder to provide such funds.

2. CONVERSION.

2.1 Next Equity Financing Conversion. The principal balance and unpaid accrued interest on this Note will automatically convert into Conversion Shares upon the closing of the Next Equity Financing (an “Equity Financing Conversion”). The number of Conversion Shares the Company issues upon such conversion will equal the quotient (rounded down to the nearest whole share) obtained by dividing (x) the outstanding principal balance and unpaid accrued interest under this Note by (y) the applicable Conversion Price. At least five (5) days prior to the closing of the Next Equity Financing, the Company will notify the Holder in writing of the terms of the Equity Securities that are expected to be issued in such financing. The issuance of Conversion Shares pursuant to the conversion of this Note will be on, and subject to, the same terms and conditions applicable to the Equity Securities issued in the Next Equity Financing.

2.2 Corporate Transaction Conversion. In the event that there is a Corporate Transaction prior to an Equity Financing Conversion or the Maturity Date, at the closing of such Corporate Transaction, the Holder may elect that either: (a) the Company will pay the Holder an amount equal to the outstanding principal balance and unpaid accrued interest on this Note; or (b) this Note will convert into that number of Conversion Shares equal to the quotient (rounded down to the nearest whole share) obtained by dividing (x) the outstanding principal balance and unpaid accrued interest of this Note by (y) the applicable Conversion Price. A conversion pursuant to this Section 2.2 shall be referred to herein as a “Corporate Transaction Conversion.”

2.3 Maturity Conversion. At any time on or after the Maturity Date, at the election of the Holder, this Note will convert into that number of Conversion Shares (a “Maturity Conversion”) equal to the quotient (rounded down to the nearest whole share) obtained by dividing (x) the outstanding principal balance and unpaid accrued interest of this Note on the date of such conversion by (y) the applicable Conversion Price.

2.4 Definitions.

(a) “Conversion Shares” (for purposes of determining the type of equity securities issuable upon conversion of this Note) means:

(i) with respect to an Equity Financing Conversion, shares of the Equity Securities issued in the Next Equity Financing;

(ii) with respect to a conversion pursuant a Corporate Transaction Conversion or Maturity Conversion, shares of Class A ordinary shares of the Company, par value $0.01 per share (“Ordinary Shares”) in book-entry form, registered in the name of the Holder or its designee.

(b) “Conversion Price” means (rounded to the nearest 1/100th of one cent):

(i) with respect to an Equity Financing Conversion, the product of (x) 80% and (y) the lowest per share purchase price of the Equity Securities issued in the Next Equity Financing;

(ii) with respect to a conversion pursuant to a Corporate Transaction Conversion, the quotient resulting from dividing (x) the valuation assigned to the Company in the Corporate Transaction by (y) the Fully Diluted Capitalization immediately prior to the closing of the Corporate Transaction; and

(iii) with respect to a Maturity Conversion, the average of the closing price for the Company’s Ordinary Shares on the Nasdaq Stock Market (or such other stock exchange on which the Ordinary Shares are traded at the time of conversion) for the ten trading days immediately preceding the Maturity Date.

(c) “Corporate Transaction” means:

(i) the closing of the sale, transfer, or other disposition, in a single transaction or series of related transactions, of all or substantially all of the Company’s assets or the exclusive license of all or substantially all of the Company’s material intellectual property;

(ii) the consummation of a merger or consolidation of the Company with or into another entity (except a merger or consolidation in which the holders of capital stock of the Company immediately prior to such merger or consolidation continue to hold a majority of the outstanding voting securities of the capital stock of the Company or the surviving or acquiring entity immediately following the consummation of such transaction); or

(iii) the closing of the transfer (whether by merger, consolidation, or otherwise), in a single transaction or series of related transactions, to a “person” or “group” (within the meaning of Section 13(d) and Section 14(d) of the Exchange Act), of the Company’s capital stock if, after such closing, such person or group would become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the outstanding voting securities of the Company (or the surviving or acquiring entity).

For the avoidance of doubt, a transaction will not constitute a “Corporate Transaction” if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately prior to such transaction. Notwithstanding the foregoing, the sale of Equity Securities in a bona fide financing transaction will not be deemed a “Corporate Transaction.”

2.5 “Equity Securities” means (i) Ordinary Shares or other capital stock of the Company; (ii) any securities conferring the right to purchase Ordinary Shares or other capital stock of the Company; or (iii) any securities directly or indirectly convertible into, or exchangeable for (with or without additional consideration) Ordinary Shares or other capital stock of the Company. Notwithstanding the foregoing, “Equity Securities” shall not include any security granted, issued or sold by the Company to any director, officer, employee, consultant or adviser of the Company for the primary purpose of soliciting or retaining their services.

(a) “Fully Diluted Capitalization” means the number of issued and outstanding shares of the Company’s capital stock, assuming the conversion or exercise of all of the Company’s outstanding convertible or exercisable securities, including shares of convertible Preferred Stock and all outstanding vested or unvested options or warrants to purchase the Company’s capital stock, except for any out-of-the-money options or warrants.

(b) “Next Equity Financing” means the next sale (or series of related sales) by the Company of its Equity Securities following the date of issuance of this Note, with the principal purpose of raising capital and from which the Company receives aggregate gross proceeds of not less than USD$10,000,000.

2.6 Mechanics of Conversion.

(a) Financing Agreements. The Holder acknowledges that the conversion of this Note into Conversion Shares may require the Holder’s execution of one or more agreements relating to the purchase and sale of the Conversion Shares, as well as related rights, privileges and obligations, if any, relating to such securities (collectively, the “Financing Agreements”). The Holder agrees to execute any such Financing Agreements promptly in connection with a Next Equity Financing. Upon conversion, the Holder shall be entitled to the same registration rights and other identical equity privileges, if any, as are granted to the investors in the Next Equity Financing.

(b) Surrender of Note. As promptly as practicable after the conversion of this Note and the issuance of the Conversion Shares, the Company (at its expense) will deliver a true and correct copy of the Company’s share register reflecting the Conversion Shares held by the Holder. The Company will not be required to issue or deliver the Conversion Shares until the Holder has surrendered this Note to the Company (if delivered in other than electronic form) or agreed to or provided an instrument of cancellation or an affidavit of loss. The Equity Financing Conversion and Corporate Transaction Conversion may be made contingent upon the closing of the Next Equity Financing and Corporate Transaction, respectively.

3. CLOSING AND CONDITIONS PRECEDENT.

3.1 Closing. The closing of the purchase and sale of this Note (the “Closing”) shall take place remotely via the exchange of documents and signatures on the Issue Date.

4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Holder, as of the Issue Date, that:

4.1 Organization and Authority. The Company (i) is an exempted company duly organized, validly existing and in good standing under the laws of the Cayman Islands, and (ii) has the requisite corporate power and authority to own, lease and operate its properties, to carry on its business as it is now being conducted, to execute and deliver this Note, and to perform its obligations hereunder and thereunder.

4.2 Due Authorization; Enforceability. This Note has been duly authorized, executed and delivered by the Company. This Note constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights of creditors generally and by the availability of equitable remedies.

4.3 Capitalization. The authorized share capital of the Company has been made available to the Holder. All issued shares are validly issued, fully paid, and non-assessable. The shares of Ordinary Shares issuable upon conversion of this Note, when issued in accordance with the terms herein, will be validly issued, fully paid, and non-assessable.

4.4 No Conflicts. The execution and delivery by the Company of this Note and the consummation of the transactions contemplated hereby will not (i) conflict with or result in a breach or violation of the Company’s sixth amended and restated memorandum and articles of association; (ii) conflict with or result in a breach or violation of, or constitute a default under, any material indenture, mortgage, loan agreement or other agreement to which the Company is a party; or (iii) violate any statute, rule, regulation, or court order to which the Company is subject.

5. REPRESENTATIONS AND WARRANTIES OF THE HOLDER.

5.1 Investment Purpose. The Holder is acquiring this Note and the underlying Ordinary Shares (the “Securities”) for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act.

5.2 Accredited Investor Status. The Holder is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act. The Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities.

5.3 Information. The Holder has been furnished with or has had access to the Company’s filings with the United States Securities and Exchange Commission and has been afforded the opportunity to ask such questions and receive such answers concerning the Company as the Holder has deemed necessary to make an informed investment decision.

5.4 Restricted Securities. The Holder understands that the Securities have not been, and will not be, registered under the Securities Act or state securities laws, by reason of specific exemptions from the registration provisions thereof which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of the Holder’s representations as expressed herein. The Holder understands that the Securities are “restricted securities” under U.S. federal and applicable state securities laws and that, pursuant to these laws, the Holder must hold the Securities indefinitely unless they are registered with the United States Securities and Exchange Commission and registered or qualified by state authorities, or an exemption from such registration and qualification requirements is available.

5.5 Foreign Investors. If the Holder is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), the Holder hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities, including (a) the legal requirements within its jurisdiction for the purchase of the Securities; (b) any foreign exchange restrictions applicable to such purchase; (c) any governmental or other consents that may need to be obtained; and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, conversion, redemption, sale, or transfer of the Securities. The Holder’s subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of the Holder’s jurisdiction. The Holder acknowledges that the Company has taken no action in foreign jurisdictions with respect to the Securities.

5.6 Residence. If the Holder is an individual, then the Holder resides in the state or province and country identified in the address shown on the Holder’s signature page hereto.

6. EVENTS OF DEFAULT. The occurrence and continuance of any one or more of the following shall constitute an “Event of Default”:

6.1 Failure to Pay. The Company fails to pay any Principal Amount or interest due hereunder on its due date and such failure continues for a period of two (2) business days.

6.2 Breach of Representation. Any representation or warranty made by the Company herein or in any related document proves to have been materially false or misleading in any respect when made or deemed made.

6.3 Insolvency and Bankruptcy. The Company (i) becomes insolvent or generally fails to pay its debts as they become due; (ii) commences any voluntary proceeding under any bankruptcy, insolvency, receivership, or similar law; or (iii) has an involuntary proceeding filed against it that is not stayed or dismissed within thirty (30) calendar days.

7. REMEDIES.

7.1 General Remedies. Upon the occurrence and during the continuance of any Event of Default, the Holder may, at its sole and absolute option, declare the entire unpaid Principal Amount of this Note, together with all accrued and unpaid interest and any other amounts payable hereunder, to be immediately due and payable in full by providing written notice to the Company. The foregoing election shall not be required in the case of an Event of Default under subsection 6.3 (Insolvency or Bankruptcy), in which case the entire unpaid Principal Amount shall become due upon the Event of Default.

7.2 No Waiver. No failure or delay by the Holder in exercising any right, power, or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy. A waiver of any right on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

7.3 Recovery of Costs. If any action at law or in equity is necessary to enforce or interpret the terms of this Note, the prevailing party will be entitled to reasonable attorneys’ fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled.

8. MISCELLANEOUS.

8.1 Expenses. Each party will pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery, and performance of this Note.

8.2 Notices. All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) one business day after being sent by a nationally recognized overnight delivery service, or (iii) when delivered by email with electronic confirmation of delivery, to the addresses set forth on the signature pages hereof or to such other address as may be specified in writing by either party.

8.3 Governing Law. This Note, and any claim or cause of action hereunder based upon, arising out of, or related to this Note, shall be governed by, and construed in accordance with, the laws of the State of California, without regard to the principles of conflicts of laws that would otherwise require the application of the law of any other jurisdiction.

8.4 Jurisdiction; Venue. Each party hereby irrevocably and unconditionally submits to the exclusive jurisdiction of the courts of the State of California sitting in Los Angeles County, for any legal action, suit, or proceeding arising out of or relating to this Note. Each party hereby irrevocably waives any objection to the laying of venue in any such court.

8.5 WAIVER OF JURY TRIAL. EACH PARTY AND ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON, ARISING OUT OF, OR RELATED TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY. THE PARTIES AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY.

8.6 Officers and Directors not Liable. In no event will any officer or director of the Company be liable for any amounts due and payable pursuant to this Note.

8.7 Transfer of Notes. This Note may be transferred only upon its surrender to the Company for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. Thereupon, this Note shall be reissued to, and registered in the name of, the transferee, or a new Note for like principal amount and interest shall be issued to, and registered in the name of, the transferee. Interest and principal shall be paid solely to the registered holder of this Note. Such payment shall constitute full discharge of the Company’s obligation to pay such interest and principal.

8.8 Successors and Assigns. This Note shall be binding upon the Company and its successors and shall inure to the benefit of the Holder and its successors and permitted assigns. The Holder may assign its rights and obligations under this Note to one or more of its affiliates, or with the Company’s prior written consent (not to be unreasonably withheld), to another person.

8.9 Entire Agreement. This Note constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to such subject matter.

8.10 Amendments and Waivers. No amendment, modification, or waiver of any provision of this Note shall be effective unless in writing and signed by both the Company and the Holder.

8.11 Severability. If any provision of this Note is held to be invalid, illegal, or unenforceable, the validity, legality, or enforceability of the remaining provisions shall not in any way be affected or impaired thereby and shall continue in full force and effect.

8.12 Headings. The headings in this Note are for convenience of reference only and shall not affect the interpretation or construction of this Note.

8.13 Counterparts. This Note may be executed in one or more counterparts, including facsimiles thereof, each of which shall be deemed an original, but all of which together shall constitute one and the same Note. The parties agree that the execution of this Note by the email exchange of signed Portable Document Files (“PDF”), and/or by use of electronic signature services or software as mutually agreed by the parties, shall have the same legal force and effect as the exchange of original signatures.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Convertible Promissory Note to be executed by its duly authorized representative as of the Issue Date.

For and on behalf of

APOLLOMICS INC.

/s/ Peter Lin
Name: Peter Lin
Title: Chief Financial Officer

Address for Notices:

Apollomics, Inc. 989 E. Hillsdale Blvd., Suite 220 Foster City, CA 94404
Attn: Peter Lin
Email: Peter.Lin@Apollomicsinc.com

AGREED TO AND ACCEPTED:

HOLDER:

/s/ Hung-Wen Chen
Hung-Wen Chen

Address for Notices:
4F, No. 6, Lane 8, Qingtian Street, Da’an District, Taipei City 106 Taiwan

Email for Notices:

howard@gemteks.com